                                                                                                                                                                                                             Exhibit 8.1

August 2, 2007

Buckeye Partners, L.P.
Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania 18031

RE:	BUCKEYE PARTNERS, L.P.; REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the offer and sale by the Partnership of common units representing limited partner interests in the Partnership pursuant to a Prospectus Supplement dated August 2, 2007 (the “Prospectus Supplement”) to a Prospectus dated October 27, 2005 (the “Prospectus”) forming part of the Registration Statement on Form S-3 (No. 333-127868) (the “Registration Statement”). In connection therewith, we have prepared the discussion set forth in the Prospectus Supplement under the caption “Tax Considerations” and reviewed the discussion set forth in the Prospectus under the caption “Material Tax Considerations” in the Registration Statement (together, the “Discussions”).

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption “Tax Considerations” and (ii) as of the effective date of the Prospectus in respect of the discussion set forth under the caption “Material Tax Considerations,” in both cases qualified by the limitations contained in the Discussions.  In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussions, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership and to the use of our name in the Registration Statement.  This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com